Exhibit 14.1

FIRST FOUNDATION INC.

CODE OF CONDUCT

FOR THE

CHIEF EXECUTIVE OFFICER AND OTHER SENIOR FINANCIAL OFFICERS

I.	Purpose

This Code of Conduct for the Chief Executive Officer and other Senior Financial Officers of First Foundation Inc. (the “Company”) is being adopted pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). This Code of Conduct (the “Code of Conduct” or the “Code”) is designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely and understandable disclosure in reports and documents filed by the Company with the SEC and in the Company’s other public communications;

•	Compliance with applicable laws, rules and regulations;

•	Prompt internal reporting of any violations of this Code; and

•	Accountability for adherence to this Code.

II.	Applicability

The Company’s Chief Executive Officer and Chief Financial Officer and its other senior financial or accounting officers (collectively, the “Senior Financial Officers”) are bound by and are required to comply with this Code. The Senior Financial Officers also are bound by the separate Code of Business and Ethical Conduct for Employees and Directors (the “Company-Wide Code”), which is applicable, to the extent set forth therein, to all officers, other employees and Directors of the Company.1 By accepting this Code, each Senior Financial Officer agrees that he or she will adhere to the following principles and responsibilities governing professional and ethical business conduct.

In addition, part of each Senior Financial Officer’s ethical responsibility is to help enforce the Code. Accordingly, each Senior Financial Officer should be alert to possible violations and promptly report violations or suspected violations of the Code to the Audit Committee of the Board of Directors (the “Audit Committee”).

Nothing in this Code is intended to alter the existing legal rights or obligations of the Company, First Foundation Bank or First Foundation Advisors (as applicable) and any of their respective Senior Financial Officers, including “at-will” employment arrangements or the terms of any employment or compensation-related agreements or the Company employment policies. The standards in this Code, coupled with the standards in the Company-Wide Code of Conduct, should be viewed as the minimum standards that the Company expects of its Senior Financial Officers and other officers and employees to maintain in the conduct of the Company’s businesses and the performance of their day-to-day duties.

[1]	Unless the context in which such terms may be used indicates otherwise, the term “Company” means the Company and each of its wholly owned subsidiaries, including First Foundation Bank and First Foundation Advisors and the term “directors, officers and employees of the Company” or any similar terms or phrases, mean any or all persons who are directors, officers or employees of the Company, First Foundation Bank or First Foundation Advisors.

Code of Business Ethics and Conduct for Chief Executive and Senior Financial Officers – As Adopted on January 28, 2014

A.	Standard of Conduct

Each Senior Financial Officer has a duty to comply with applicable law, act with honesty, integrity and fairness, and use care and diligence in performing his or her responsibilities to the Company.

B.	Company Disclosures

Each Senior Financial Officer is responsible for full, fair, accurate and timely disclosure in the reports and documents which the Company files with, or submits to, the SEC, reports and documents filed or submitted by the Company to any banking or other regulatory agencies (“Regulatory Reports”) and in other public communications made by the Company. Each Senior Financial Officer must promptly bring to the attention of the Audit Committee any material information of which he or she may become aware that is likely to materially affect the timing, accuracy or completeness of disclosures made by the Company in its SEC filings, its Regulatory Reports or other public communications.

Each Senior Financial Officer shall promptly bring to the attention of the Audit Committee any information he or she may possess or of which he or she may become aware concerning (i) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

C.	Conflicts of Interest

Each Senior Financial Officer must avoid situations that represent actual or apparent conflicts of interest with his or her responsibilities to the Company. In addition, each Senior Financial Officer must report to the Audit Committee any actual or apparent conflicts of interest involving any employee who has a significant role in financial reporting, disclosures or internal controls.

D.	Cooperation with Auditors

Each Senior Financial Officer must work cooperatively with the Company’s independent auditors in the conduct of the audit of the Company’s annual financial statements, the review of the Company’s quarterly financial statements, the evaluation of the Company’s internal controls and the review and filing of the Company’s Regulatory Reports and public disclosure documents.

E.	Legal Compliance

Each Senior Financial Officer must comply with applicable laws, rules and regulations, including the laws of the Company’s state of incorporation, the rules and regulations of the SEC or other regulatory agencies applicable to the Company or any of its subsidiaries, and the listing rules of any stock exchange on which the Company’s securities may be listed for trading. Each Senior Financial Officer shall promptly bring to the attention of the Audit Committee any information he or she may have or learn about concerning evidence of any material violation of any laws, rules or regulations applicable to the Company or its subsidiaries and the operation of their respective businesses.

Code of Business Ethics and Conduct for Senior Financial Officers – As Adopted on January 28, 2014

F.	Remedies and Disciplinary Actions for Violations of the Code

The Audit Committee shall determine, or designate appropriate Company personnel to determine, appropriate remedial or disciplinary actions to be taken in the event of any violation of this Code of Conduct by any Senior Financial Officer. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to this Code, and may include written notices to the Senior Financial Officer involved that the Audit Committee has determined that there has been a violation, or a demotion, re-assignment or suspension of such Senior Financial Officer’s employment, with or without pay, or a termination of his or her employment.

G.	Amendments and Waivers

Amendments of this Code. The Company’s Board of Directors or Audit Committee may, in the future, modify or update the policies and procedures contained in this Code of Conduct or any of the other policies or procedures currently in effect. Each Senior Financial Officer should review and become familiar with and, when necessary, consult the policies and procedures applicable to the specific areas of his or her responsibilities.

Waivers of this Code. The Audit Committee shall consider any request for a waiver of this Code from any of the Company’s Senior Financial Officers

Disclosure of Amendments and Waivers. All amendments or waivers of this Code of Conduct shall be disclosed in accordance with the applicable rules and regulations of the SEC or any stock exchange on which the Company’s shares may be listed.

CERTIIFICATION OF SENIOR FINANCIAL OFFICER

The undersigned Senior Financial Officer of First Foundation Inc. hereby certifies the he or she has read and understands and accepts his or her responsibilities under this Code of Conduct.

Date: , , 20
(Signature)

(Name-Please Print)

Code of Business Ethics and Conduct for Senior Financial Officers – As Adopted on January 28, 2014

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